EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 165 to Registration Statement No. 033-00572 on Form N-1A of our reports dated September 19, 2016, relating to the financial statement and financial highlights of the Funds listed on the attached Schedule A, certain of the funds constituting Eaton Vance Municipals Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended July 31, 2016, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

November 21, 2016

Schedule A

Eaton Vance Municipals Trust

September 19, 2016	Eaton Vance Arizona Municipal Income Fund
September 19, 2016	Eaton Vance Connecticut Municipal Income Fund
September 19, 2016	Eaton Vance Minnesota Municipal Income Fund
September 19, 2016	Eaton Vance New Jersey Municipal Income Fund
September 19, 2016	Eaton Vance Pennsylvania Municipal Income Fund
September 19, 2016	Eaton Vance Municipal Opportunities Fund